Exhibit 99.1

DFIN Reports Second Quarter 2022 Results

CHICAGO – August 3, 2022 – Donnelley Financial Solutions, Inc. (NYSE: DFIN) (the “Company” or "DFIN") today reported financial results for the second quarter of 2022.

	Second-quarter 2022	Second-quarter 2021	$ Change	% Change
Net Sales	$266.2 million	$267.5 million	($1.3 million)	(0.5%)
Net Earnings	$46.0 million	$42.9 million	$3.1 million	7.2%
Adjusted EBITDA (a)	$82.6 million	$79.9 million	$2.7 million	3.4%
Operating Cash Flow	$45.8 million	$30.6 million	$15.2 million	49.7%
Free Cash Flow (a) (b)	$30.9 million	$20.9 million	$10.0 million	47.8%

(a) Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures that exclude the impact of certain items noted in the reconciliation tables below. The tables below provide reconciliations to the most comparable GAAP measures.

(b) Defined as operating cash flow less capital expenditures.

Highlights for the second quarter of 2022:

•
Total net sales of $266.2 million; compared to the second quarter of 2021, growth in capital markets compliance, consolidated software solutions, and investment companies’ tech-enabled services net sales nearly offset a substantial reduction in capital markets transactions activity, lower print and distribution volume as a result of regulatory changes, and an unfavorable impact of foreign exchange rates; excluding the impact of foreign exchange rates, total net sales increased 0.3% from second quarter of 2021.
•
Record second-quarter software solutions net sales of $71.6 million, an increase of 7.5% from the second quarter of 2021; compliance software net sales growth of 12.7% offset, in part, by flat year-over-year performance in transactions-driven software net sales.
•
Net earnings of $46.0 million, or $1.42 per diluted share, up $3.1 million, or $0.18 per diluted share, from the second quarter of 2021.
•
Adjusted EBITDA of $82.6 million and Adjusted EBITDA margin of 31.0%, up 110 basis points from the second quarter of 2021, primarily driven by higher capital markets compliance volume, favorable sales mix within Investment Companies - Compliance and Communications Management segment, the impact of cost savings initiatives, and lower incentive compensation expense, partially offset by lower capital markets transactional volume.
•
Operating cash flow of $45.8 million, an improvement of $15.2 million from the second quarter of 2021.
•
Non-GAAP gross leverage of 0.8x and non-GAAP net leverage of 0.8x.
•
During the second quarter, the Company repurchased 2,180,796 shares for $64.4 million at an average price of $29.54 per share. As of June 30, 2022, the remaining share repurchase authorization was $58.6 million.

“We are pleased with our strong second-quarter results, which continue the trend of improving our revenue mix toward software solutions and tech-enabled services. This trend, coupled with operating efficiencies and the impact of structural cost reductions, resulted in increases in both quarterly Adjusted EBITDA and margin, despite a challenging capital markets transactional environment. Consistent with last quarter, our second quarter Adjusted EBITDA margin of 31% is substantially higher than historical quarters with similar overall and transactional revenues, another positive proof point of our evolving sales mix and continued cost discipline. In addition, we continued our track record of prudent capital deployment, repurchasing nearly 2.2 million shares in the second quarter, while also increasing organic investment in software development,” said Daniel N. Leib, DFIN’s president and chief executive officer.

Leib continued, “During the second quarter, we made continued progress toward becoming a software-centric company. Total software sales grew nearly 8% compared to the second quarter of 2021 and made up 26.9% of total second quarter net sales, an increase of 200 basis points from last year’s second quarter sales mix. Our software sales growth was led by the performance of our recurring compliance products which posted 13% sales growth in the quarter, with ActiveDisclosure sales growing 20%, including a 25% growth in NewAD subscription revenue. Venue net sales were in line with last year’s second quarter, once again outpacing the trend in capital markets transactional sales.”

“Our second-quarter performance, including the resilience of our top- and bottom-line results, highlights the progress we are making in our transformation. Our strategy and focus have resulted in DFIN being fundamentally and sustainably more profitable, as we continue to invest to achieve a more recurring sales mix, while aggressively managing our cost structure and being disciplined stewards of capital. While the macroeconomic outlook remains uncertain, the combination of our market position, cost structure, and strong balance sheet positions us well heading into the back half of the year.” Leib concluded.

Net Sales

Net sales in the second quarter of 2022 were $266.2 million, a decrease of $1.3 million, or 0.5% (including a $2.1 million, or 0.8%, decrease due to changes in foreign currency exchange rates), from the second quarter of 2021. Excluding the impact of foreign exchange rates, total net sales increased 0.3% from the second quarter of 2021. Net sales decreased primarily due to lower capital markets transactional activity, a decrease in print volume as a result of regulatory impacts eliminating print requirements, and an unfavorable impact of foreign exchange rates, partially offset by higher capital markets compliance volume, growth in software solutions and investment companies' tech-enabled services net sales.

Net Earnings

For the second quarter of 2022, net earnings were $46.0 million, or $1.42 per diluted share, as compared to $42.9 million, or $1.24 per diluted share, in the second quarter of 2021. Net earnings in the second quarter of 2022 included after-tax charges of $3.9 million, or $0.12 per diluted share, primarily related to share-based compensation expense. Net earnings in the second quarter of 2021 included after-tax charges of $4.8 million, or $0.14 per diluted share, primarily related to share-based compensation expense and restructuring impairment and other charges, net.

Adjusted EBITDA and Non-GAAP Net Earnings

For the second quarter of 2022, Adjusted EBITDA was $82.6 million, an increase of $2.7 million as compared to the second quarter of 2021. Adjusted EBITDA margin was 31.0%, an increase of approximately 110 basis points as compared to the second quarter of 2021. The increase in Adjusted EBITDA and Adjusted EBITDA margin were primarily driven by growth in capital markets compliance net sales, favorable sales mix within Investment Companies - Compliance and Communications Management segment, the impact of cost savings initiatives, and lower incentive compensation expense, partially offset by lower capital markets transactional volume.

For the second quarter of 2022, non-GAAP net earnings were $49.9 million, or $1.54 per diluted share, as compared to $47.7 million, or $1.38 per diluted share, in the second quarter of 2021.

Reconciliations of net earnings to Adjusted EBITDA, Adjusted EBITDA margin and non-GAAP net earnings are presented in the attached tables.

Regulatory Impacts

The Company previously disclosed in a Current Report on Form 8-K filed with the SEC on July 22, 2020, that the implementation of SEC Rule 30e-3 (elimination or reduction of print annual and semi-annual reports), Rule 498A (elimination or reduction of print summary prospectus) and the Company’s exiting of certain printing and distribution relationships were expected to reduce the Company’s print-related 2021 net sales by approximately $130 million to $140 million, with the associated reduction in net earnings and Adjusted EBITDA of approximately $4 million to $7 million and approximately $5 million to $10 million, respectively, in 2021.

In 2021, the Company realized reductions in net sales, net earnings and Adjusted EBITDA of approximately $100 million, $2 million and $3 million, respectively. For 2022, the Company expects an incremental reduction in print-related net sales of approximately $30 million with a de minimis impact on net earnings and Adjusted EBITDA.

Company Results and Conference Call

DFIN's earnings press release for the second quarter of 2022, which is included as Exhibit 99.1 to the Company’s Current Report on Form 8-K that has been furnished to the SEC on August 3, 2022, is available on the Company's investor relations website at investor.dfinsolutions.com. A supplemental trending schedule of historical results, including additional breakouts of segment-level net sales, is also available on the Company's investor relations website.

DFIN will hold a conference call and webcast on August 3, 2022, at 9:00 a.m. Eastern time to discuss financial results for the second quarter of 2022, provide a general business update and respond to analyst questions.

A live webcast of the call will also be available on the Company’s investor relations website. Please visit investor.dfinsolutions.com at least fifteen minutes prior to the start of the event to register, download and install any necessary audio software.

If you are unable to participate live, a replay of the webcast will be available following the conference call on the Company’s investor relations website, along with the earnings press release, and related financial tables.

About DFIN

DFIN is a leading global risk and compliance solutions company. We provide domain expertise, enterprise software and data analytics for every stage of our clients’ business and investment lifecycles. Markets fluctuate, regulations evolve, technology advances, and through it all, DFIN delivers confidence with the right solutions in moments that matter. Learn about DFIN’s end-to-end risk and compliance solutions online at DFINsolutions.com or you can also follow us on Twitter @DFINSolutions or on LinkedIn.

Investor Contact:

Mike Zhao

Investor Relations

investors@dfinsolutions.com

Use of Non-GAAP Information

This news release contains certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP selling, general, and administrative expenses (“SG&A”), non-GAAP income from operations, non-GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP effective tax rate, non-GAAP net earnings, non-GAAP diluted earnings per share, Free Cash Flow and organic net sales. The Company believes that these non-GAAP financial measures, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance. The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business.

The Company’s non-GAAP statement of operations measures, which include non-GAAP gross profit, non-GAAP SG&A, non-GAAP SG&A as % of total net sales, non-GAAP income from operations, non-GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP effective tax rate, non-GAAP net earnings and non-GAAP diluted earnings per share, are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operations. These adjusted measures exclude the impact of expenses associated with the Company’s COVID-19 related recoveries and expenses, LSC multiemployer pension plans obligations, non-income tax charges (income), net, accelerated rent expense, share-based compensation and eliminate potential differences in results of operations between periods caused by factors such as historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges and gain or loss on certain equity investments and asset sales.

Free Cash Flow is a non-GAAP financial measure and is defined by the Company as net cash flow provided by operating activities less capital expenditures. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Organic net sales is a non-GAAP financial measure and is defined by the Company as reported net sales adjusted for the changes in foreign currency exchange rates.

These non-GAAP financial measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these measures are defined differently by different companies in our industry and, accordingly, such measures may not be comparable to similarly-titled measures of other companies.

Use of Forward-Looking Statements

This news release includes certain "forward-looking statements" within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of DFIN and its expectations relating to future financial condition and performance. Statements that are not historical facts, including statements about DFIN management’s beliefs and expectations, are forward-looking statements. Words such as "believes," "anticipates," "estimates," "expects," "intends," "aims," "potential," "will," "would," "could," "considered," "likely," "estimate" and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While DFIN believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond DFIN’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from DFIN’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in DFIN periodic public filings with the SEC, including but not limited to those discussed under "Special Note Regarding Forward-Looking Statements" in DFIN's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, those discussed under “Special Note Regarding Forward-Looking Statements” in DFIN’s Quarterly Reports on Form 10-Q, and in other investor communications of DFIN’s from time to time. DFIN does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Balance Sheets

(UNAUDITED)

(in millions, except per share data)

	June 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$17.8	$54.5
Receivables, less allowances for expected losses of $15.9 in 2022 (2021 - $12.7)	273.4	199.1
Prepaid expenses and other current assets	27.2	23.5
Assets held for sale	—	2.6
Total current assets	318.4	279.7
Property, plant and equipment, net	20.8	18.7
Operating lease right-of-use assets	40.8	42.6
Software, net	69.5	63.7
Goodwill	409.6	410.0
Other intangible assets, net	8.2	8.7
Deferred income taxes, net	32.2	31.7
Other noncurrent assets	25.7	28.2
Total assets	$925.2	$883.3

Liabilities
Accounts payable	$60.7	$36.3
Operating lease liabilities	17.6	17.9
Accrued liabilities	158.1	207.2
Total current liabilities	236.4	261.4
Long-term debt	234.1	124.0
Deferred compensation liabilities	18.7	19.8
Pension and other postretirement benefits plan liabilities	37.8	40.6
Noncurrent operating lease liabilities	36.0	39.4
Other noncurrent liabilities	20.8	21.1
Total liabilities	583.8	506.3

Equity
Preferred stock, $0.01 par value
Authorized: 1.0 shares; Issued: None	—	—
Common stock, $0.01 par value
Authorized: 65.0 shares;
Issued and outstanding: 36.9 shares and 30.3 shares in 2022 (2021 - 35.9 shares and 33.0 shares)	0.4	0.4
Treasury stock, at cost: 6.6 shares in 2022 (2021 - 2.9 shares)	(175.6)	(57.1)
Additional paid-in capital	270.2	260.6
Retained earnings	323.8	251.4
Accumulated other comprehensive loss	(77.4)	(78.3)
Total equity	341.4	377.0
Total liabilities and equity	$925.2	$883.3

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Statements of Operations

(UNAUDITED)

(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net sales
Tech-enabled services	$133.3	$134.0	$225.0	$252.5
Software solutions	71.6	66.6	141.4	126.9
Print and distribution	61.3	66.9	110.8	133.4
Total net sales	266.2	267.5	477.2	512.8
Cost of sales (a)
Tech-enabled services	40.2	42.7	77.9	83.7
Software solutions	28.6	25.1	56.1	49.6
Print and distribution	42.9	49.7	76.6	94.5
Total cost of sales	111.7	117.5	210.6	227.8
Selling, general and administrative expenses (a)	77.4	75.1	141.7	148.6
Depreciation and amortization	11.2	10.1	21.9	19.9
Restructuring, impairment and other charges, net	0.2	2.8	2.0	3.6
Other operating income, net	(0.2)	—	(0.2)	—
Income from operations	65.9	62.0	101.2	112.9
Interest expense, net	2.1	5.9	3.6	11.2
Investment and other income, net	(0.3)	(1.5)	(0.5)	(2.3)
Earnings before income taxes	64.1	57.6	98.1	104.0
Income tax expense	18.1	14.7	25.7	25.9
Net earnings	$46.0	$42.9	$72.4	$78.1

Net earnings per share:
Basic	$1.46	$1.27	$2.25	$2.32
Diluted	$1.42	$1.24	$2.17	$2.26
Weighted average number of common shares outstanding:
Basic	31.5	33.7	32.2	33.6
Diluted	32.4	34.5	33.4	34.5

Additional information:
Gross profit (a)	$154.5	$150.0	$266.6	$285.0
Gross margin (a)	58.0%	56.1%	55.9%	55.6%

SG&A as a % of total net sales (a)	29.1%	28.1%	29.7%	29.0%
Operating margin	24.8%	23.2%	21.2%	22.0%
Effective tax rate	28.2%	25.5%	26.2%	24.9%

__________

(a)
Exclusive of depreciation and amortization

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of GAAP to Non-GAAP Measures

For the Three and Six Months Ended June 30, 2022

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended June 30, 2022
	Gross profit	SG&A	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$154.5	$77.4	$65.9	24.8%	$46.0	$1.42
Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	0.2	0.1%	0.1	—
Share-based compensation expense	—	(5.9)	5.9	2.2%	4.2	0.13
COVID-19 related recoveries	(0.1)	0.1	(0.2)	(0.1%)	(0.1)	—
Income related to sale of assets	—	—	(0.2)	(0.1%)	(0.2)	(0.01)
Non-income tax, net	—	0.2	(0.2)	(0.1%)	(0.1)	—
Total Non-GAAP adjustments (a)	(0.1)	(5.6)	5.5	2.1%	3.9	0.12
Non-GAAP measures (a)	$154.4	$71.8	$71.4	26.8%	$49.9	$1.54

	For the Six Months Ended June 30, 2022
	Gross profit	SG&A	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$266.6	$141.7	$101.2	21.2%	$72.4	$2.17
Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	2.0	0.4%	1.4	0.04
Share-based compensation expense	—	(9.5)	9.5	2.0%	5.0	0.15
COVID-19 related recoveries	(0.1)	0.1	(0.2)	—	(0.1)	—
Income related to sale of assets	—	—	(0.2)	—	(0.2)	(0.01)
Non-income tax, net	—	0.5	(0.5)	(0.1%)	(0.3)	(0.01)
Total Non-GAAP adjustments (a)	(0.1)	(8.9)	10.6	2.2%	5.8	0.17
Non-GAAP measures (a)	$266.5	$132.8	$111.8	23.4%	$78.2	$2.34

__________

(a)
Totals may not foot due to rounding.

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of GAAP to Non-GAAP Measures

For the Three and Six Months Ended June 30, 2021

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended June 30, 2021
	Gross profit	SG&A	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$150.0	$75.1	$62.0	23.2%	$42.9	$1.24
Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	2.8	1.0%	2.0	0.06
Share-based compensation expense	—	(5.9)	5.9	2.2%	3.3	0.10
LSC multiemployer pension plan obligation	—	(0.2)	0.2	0.1%	0.3	0.01
Non-income tax, net	—	1.0	(1.0)	(0.4%)	(0.8)	(0.02)
COVID-19 related recoveries	(0.1)	—	(0.1)	—	—	—
Total Non-GAAP adjustments (a)	(0.1)	(5.1)	7.8	2.9%	4.8	0.14
Non-GAAP measures (a)	$149.9	$70.0	$69.8	26.1%	$47.7	$1.38

	For the Six Months Ended June 30, 2021
	Gross profit	SG&A	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$285.0	$148.6	$112.9	22.0%	$78.1	$2.26
Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	3.6	0.7%	2.6	0.08
Share-based compensation expense	—	(9.0)	9.0	1.8%	2.6	0.08
LSC multiemployer pension plans obligations	—	(7.5)	7.5	1.5%	5.5	0.16
Non-income tax, net	—	0.9	(0.9)	(0.2%)	(0.7)	(0.02)
COVID-19 related recoveries	(1.0)	—	(1.0)	(0.2%)	(0.7)	(0.02)
Loss on equity investment	—	—	—	—	0.1	—
Total Non-GAAP adjustments (a)	(1.0)	(15.6)	18.2	3.5%	9.4	0.27
Non-GAAP measures (a)	$284.0	$133.0	$131.1	25.6%	$87.5	$2.54

__________

(a)
Totals may not foot due to rounding.

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Segment GAAP to Non-GAAP Reconciliation and Supplementary Information

For the Three Months Ended June 30, 2022 and 2021

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Corporate	Consolidated
For the Three Months Ended June 30, 2022
Net sales	$46.3	$150.0	$25.3	$44.6	$—	$266.2
Income (loss) from operations	3.1	60.5	5.9	13.7	(17.3)	65.9
Operating margin %	6.7%	40.3%	23.3%	30.7%	nm	24.8%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	0.2	—	—	(0.2)	0.2	0.2
Share-based compensation expense	—	—	—	—	5.9	5.9
COVID-19 related recoveries	—	(0.2)	—	—	—	(0.2)
Income related to sale of assets	—	(0.2)	—	—		(0.2)
Non-income tax, net	(0.1)	—	(0.1)	—	—	(0.2)
Total Non-GAAP adjustments	0.1	(0.4)	(0.1)	(0.2)	6.1	5.5

Non-GAAP income (loss) from operations	$3.2	$60.1	$5.8	$13.5	$(11.2)	$71.4
Non-GAAP operating margin %	6.9%	40.1%	22.9%	30.3%	nm	26.8%

Depreciation and amortization	5.6	1.7	2.8	1.1	—	11.2
Adjusted EBITDA	$8.8	$61.8	$8.6	$14.6	$(11.2)	$82.6
Adjusted EBITDA margin %	19.0%	41.2%	34.0%	32.7%	nm	31.0%

Capital expenditures	$7.5	$2.0	$4.2	$0.7	$0.5	$14.9

For the Three Months Ended June 30, 2021
Net sales	$43.8	$153.1	$22.8	$47.8	$—	$267.5
Income (loss) from operations	9.3	64.6	3.5	2.1	(17.5)	62.0
Operating margin %	21.2%	42.2%	15.4%	4.4%	nm	23.2%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	0.1	0.6	0.1	1.9	0.1	2.8
Share-based compensation expense	—	—	—	—	5.9	5.9
LSC multiemployer pension plans obligations	—	—	—	—	0.2	0.2
Non-income tax, net	(0.8)	(0.1)	(0.1)	—	—	(1.0)
COVID-19 related recoveries	—	(0.1)	—	—	—	(0.1)
Total Non-GAAP adjustments	(0.7)	0.4	—	1.9	6.2	7.8

Non-GAAP income (loss) from operations	$8.6	$65.0	$3.5	$4.0	$(11.3)	$69.8
Non-GAAP operating margin %	19.6%	42.5%	15.4%	8.4%	nm	26.1%

Depreciation and amortization	4.1	1.5	3.2	1.2	0.1	10.1
Adjusted EBITDA	$12.7	$66.5	$6.7	$5.2	$(11.2)	$79.9
Adjusted EBITDA margin %	29.0%	43.4%	29.4%	10.9%	nm	29.9%

Capital expenditures	$4.5	$0.7	$2.7	$0.8	$1.0	$9.7

__________

nm - Not meaningful

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Segment GAAP to Non-GAAP Reconciliation and Supplementary Information

For the Six Months Ended June 30, 2022 and 2021

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Corporate	Consolidated
For the Six Months Ended June 30, 2022
Net sales	$91.0	$253.6	$50.4	$82.2	$—	$477.2
Income (loss) from operations	7.4	89.4	12.1	21.8	(29.5)	101.2
Operating margin %	8.1%	35.3%	24.0%	26.5%	nm	21.2%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	1.0	0.4	0.1	0.2	0.3	2.0
Share-based compensation expense	—	—	—	—	9.5	9.5
COVID-19 related recoveries	—	(0.2)	—	—	—	(0.2)
Income related to sale of assets	—	(0.2)	—	—	—	(0.2)
Non-income tax, net	(0.3)	(0.1)	(0.1)	—	—	(0.5)
Total Non-GAAP adjustments	0.7	(0.1)	—	0.2	9.8	10.6

Non-GAAP income (loss) from operations	$8.1	$89.3	$12.1	$22.0	$(19.7)	$111.8
Non-GAAP operating margin %	8.9%	35.2%	24.0%	26.8%	nm	23.4%

Depreciation and amortization	10.7	3.2	5.7	2.2	0.1	21.9
Adjusted EBITDA	$18.8	$92.5	$17.8	$24.2	$(19.6)	$133.7
Adjusted EBITDA margin %	20.7%	36.5%	35.3%	29.4%	nm	28.0%

Capital expenditures	$12.8	$2.7	$7.2	$1.3	$0.8	$24.8

For the Six Months Ended June 30, 2021
Net sales	$82.3	$291.6	$44.6	$94.3	$—	$512.8
Income (loss) from operations	15.8	123.7	5.5	8.4	(40.5)	112.9
Operating margin %	19.2%	42.4%	12.3%	8.9%	nm	22.0%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	0.1	0.6	0.1	2.6	0.2	3.6
Share-based compensation expense	—	—	—	—	9.0	9.0
LSC multiemployer pension plans obligation	—	—	—	—	7.5	7.5
Non-income tax, net	(0.7)	(0.1)	(0.1)	—	—	(0.9)
COVID-19 related recoveries	—	(0.3)	—	(0.7)	—	(1.0)
Total Non-GAAP adjustments	(0.6)	0.2	—	1.9	16.7	18.2

Non-GAAP income (loss) from operations	$15.2	$123.9	$5.5	$10.3	$(23.8)	$131.1
Non-GAAP operating margin %	18.5%	42.5%	12.3%	10.9%	nm	25.6%

Depreciation and amortization	7.8	3.0	6.8	2.2	0.1	19.9
Adjusted EBITDA	$23.0	$126.9	$12.3	$12.5	$(23.7)	$151.0
Adjusted EBITDA margin %	27.9%	43.5%	27.6%	13.3%	nm	29.4%

Capital expenditures	$8.2	$1.3	$4.5	$1.3	$2.4	$17.7

__________

nm - Not meaningful

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Statements of Cash Flows

(UNAUDITED)

(in millions)

	For the Six Months Ended June 30,
	2022	2021
Operating Activities
Net earnings	$72.4	$78.1
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	21.9	19.9
Provision for expected losses on accounts receivable	4.2	2.1
Share-based compensation	9.5	9.0
Deferred income taxes	(1.0)	5.0
Net pension plan income	(0.5)	(2.1)
Amortization of right-of-use assets	8.0	8.7
Other	0.5	1.2
Changes in operating assets and liabilities:
Accounts receivable, net	(79.8)	(94.4)
Prepaid expenses and other current assets	(5.9)	(4.7)
Accounts payable	22.9	4.0
Income taxes payable and receivable	4.1	(3.9)
Accrued liabilities and other	(52.3)	(19.3)
Operating lease liabilities	(9.7)	(10.6)
Pension and other postretirement benefits plan contributions	(0.7)	(0.7)
Net cash used in operating activities	(6.4)	(7.7)
Investing Activities
Capital expenditures	(24.8)	(17.7)
Net cash used in investing activities	(24.8)	(17.7)
Financing Activities
Revolving facility borrowings	209.0	228.0
Payments on revolving facility borrowings	(99.0)	(218.0)
Debt issuance costs	—	(2.8)
Treasury share repurchases	(116.6)	(19.1)
Proceeds from exercise of stock options	0.3	2.0
Finance lease payments	(0.9)	—
Net cash used in financing activities	(7.2)	(9.9)
Effect of exchange rate on cash and cash equivalents	1.7	1.6
Net decrease in cash and cash equivalents	(36.7)	(33.7)
Cash and cash equivalents at beginning of year	54.5	73.6
Cash and cash equivalents at end of period	$17.8	$39.9
Supplemental cash flow information
Income taxes paid (net of refunds)	$22.0	$24.3
Interest paid	$2.8	$10.6

Additional Information:
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$45.8	$30.6	$(6.4)	$(7.7)
Less: capital expenditures	14.9	9.7	24.8	17.7
Free Cash Flow	$30.9	$20.9	$(31.2)	$(25.4)

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of Reported to Organic Net Sales

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Consolidated
Reported Net Sales:
For the Three Months Ended June 30, 2022	$46.3	$150.0	$25.3	$44.6	$266.2

For the Three Months Ended June 30, 2021	$43.8	$153.1	$22.8	$47.8	$267.5

Net sales change	5.7%	(2.0%)	11.0%	(6.7%)	(0.5%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates	(1.1%)	(0.8%)	(1.8%)	—	(0.8%)

Net organic sales change	6.8%	(1.2%)	12.8%	(6.7%)	0.3%

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Consolidated
Reported Net Sales:
For the Six Months Ended June 30, 2022	$91.0	$253.6	$50.4	$82.2	$477.2

For the Six Months Ended June 30, 2021	$82.3	$291.6	$44.6	$94.3	$512.8

Net sales change	10.6%	(13.0%)	13.0%	(12.8%)	(6.9%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates	(0.7%)	(0.5%)	(1.3%)	—	(0.5%)

Net organic sales change	11.3%	(12.5%)	14.3%	(12.8%)	(6.4%)

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of Net Earnings to Adjusted EBITDA

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	June 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Net earnings	$140.2	$46.0	$26.4	$25.6	$42.2
Adjustments
Restructuring, impairment and other charges, net	12.0	0.2	1.8	6.7	3.3
Share-based compensation expense	20.0	5.9	3.6	5.3	5.2
LSC multiemployer pension plans obligations	(2.1)	—	—	(2.3)	0.2
Non-income tax, net	(1.2)	(0.2)	(0.3)	(0.2)	(0.5)
COVID-19 related recoveries	(0.2)	(0.2)	—	—	—
Income related to sale of assets	(0.2)	(0.2)	—	—	—
Gain on sale of long-lived assets, net	(0.7)	—	—	—	(0.7)
Gain on equity investments	(0.6)	—	—	—	(0.6)
Depreciation and amortization	42.3	11.2	10.7	10.4	10.0
Interest expense, net	19.0	2.1	1.5	9.5	5.9
Pension income and other income, net	(2.7)	(0.3)	(0.2)	(1.1)	(1.1)
Income tax expense	51.7	18.1	7.6	7.4	18.6
Total Non-GAAP adjustments	137.3	36.6	24.7	35.7	40.3
Adjusted EBITDA	$277.5	$82.6	$51.1	$61.3	$82.5

Tech-enabled services	$492.0	$133.3	$91.7	$124.9	$142.1
Software solutions	284.5	$71.6	69.8	73.8	69.3
Print and distribution	181.2	61.3	49.5	34.1	36.3
Total net sales	$957.7	$266.2	$211.0	$232.8	$247.7

Adjusted EBITDA margin %	29.0%	31.0%	24.2%	26.3%	33.3%

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of Net Earnings (Loss) to Adjusted EBITDA

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	June 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Net earnings (loss)	$49.4	$42.9	$35.2	$(35.8)	$7.1
Adjustments
Restructuring, impairment and other charges, net	54.6	2.8	0.8	44.0	7.0
Share-based compensation expense	17.2	5.9	3.1	3.8	4.4
LSC multiemployer pension plans obligations	14.2	0.2	7.3	0.9	5.8
Non-income tax, net	4.3	(1.0)	0.1	2.5	2.7
COVID-19 related recoveries, net	(2.4)	(0.1)	(0.9)	(0.4)	(1.0)
Loss on equity investment	0.2	—	0.2	—	—
Accelerated rent expense	1.6	—	—	0.3	1.3
eBrevia contingent consideration	(0.4)	—	—	—	(0.4)
Depreciation and amortization	43.7	10.1	9.8	11.2	12.6
Interest expense, net	23.1	5.9	5.3	6.0	5.9
Pension income and other income, net	(3.3)	(1.5)	(1.0)	(0.4)	(0.4)
Income tax expense	31.3	14.7	11.2	2.8	2.6
Total Non-GAAP adjustments	184.1	37.0	35.9	70.7	40.5
Adjusted EBITDA	$233.5	$79.9	$71.1	$34.9	$47.6

Tech-enabled services	$464.4	$134.0	$118.5	$107.4	$104.5
Software solutions	232.2	66.6	60.3	54.2	51.1
Print and distribution	236.0	66.9	66.5	48.7	53.9
Total net sales	$932.6	$267.5	$245.3	$210.3	$209.5

Adjusted EBITDA margin %	25.0%	29.9%	29.0%	16.6%	22.7%

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Debt and Liquidity Summary

(UNAUDITED)

(in millions)

Total Liquidity	June 30, 2022		December 31, 2021		June 30, 2021
Availability
Stated amount of the Revolving Facility (a)	$300.0		$300.0		$300.0
Less: availability reduction from covenants	—		—		—
Amount available under the Revolving Facility	300.0		300.0		300.0

Usage
Borrowings under the Revolving Facility	110.0		—		10.0
Impact on availability related to outstanding letters of credit	—		2.2		2.3
Amount used under the Revolving Facility	110.0		2.2		12.3

Availability under the Revolving Facility	190.0		297.8		287.7

Cash and cash equivalents	17.8		54.5		39.9

Net Available Liquidity	$207.8		$352.3		$327.6

Term Loan A Facility	$125.0		$125.0		$—
Borrowings under the Revolving Facility	110.0		—		10.0
8.25% senior notes due October 15, 2024	—		—		233.0
Unamortized debt issuance costs	(0.9)		(1.0)		(2.1)
Total debt	$234.1		$124.0		$240.9

Adjusted EBITDA for the twelve months ended June 30, 2022 and 2021, and the year ended December 31, 2021	$277.5		$294.8		$233.5

Non-GAAP Gross Leverage (defined as total debt divided by Adjusted EBITDA)	0.8	x	0.4	x	1.0	x

Non-GAAP Net Debt (defined as total debt less cash and cash equivalents)	216.3		69.5		201.0

Non-GAAP Net Leverage (defined as non-GAAP Net Debt divided by Adjusted EBITDA)	0.8	x	0.2	x	0.9	x

__________

(a)
The Company has a $300.0 million senior secured revolving credit facility (the “Revolving Facility”). The Revolving Facility is subject to a number of covenants, including a minimum Interest Coverage Ratio and a maximum Consolidated Net Leverage Ratio, both as defined and calculated in the credit agreement. There was $110.0 million of borrowings outstanding under the Revolving Facility as of June 30, 2022, and no outstanding letters of credit that reduced the availability under the Revolving Facility as of June 30, 2022. Based on the Company’s results of operations for the twelve months ended June 30, 2022 and existing debt, the Company would have had the ability to utilize the remaining $190.0 million of the $300.0 million Revolving Facility and not have been in violation of the terms of the Revolving Facility agreement.